                                                                    Exhibit 1

                                  REGIS CORPORATION


                                  PURCHASE AGREEMENT

                               _________________, 19__

Piper Jaffray Inc.
  As Representative of the
    several Underwriters named in
    Terms Agreements in the
    form of Annex I hereto
c/o Piper Jaffray Inc.
Piper Jaffray Tower
222 South Ninth Street
Minneapolis, MN 55402

Gentlemen:

         1. INTRODUCTORY. Regis Corporation, a Minnesota corporation (the "Company"), proposes to issue and sell from time to time those shares of Common Stock, par value $.05 per share, of the Company registered under the Registration Statement referred to in Section 2(a) below but not heretofore issued and sold by the Company (the "Shares").

         Particular issuances of the Shares will be sold pursuant to a Terms Agreement referred to in Section 3 below in the form of Annex I attached hereto, for resale in accordance with the terms of offering determined at the time of sale. Under any Terms Agreement, subject to the terms and conditions hereof, the Company will agree to issue and sell, and the firm or firms specified therein (the "Underwriters") will agree to purchase, the amount of Shares specified therein (the "Firm Shares"). In any Terms Agreement, the Company also may grant to such Underwriters, subject to the terms and conditions set forth therein, an option to purchase additional Shares in an amount not to exceed the amount specified in such Terms Agreement (such additional Shares are hereinafter referred to as the "Option Shares"). The Firm Shares and the Option Shares are hereinafter collectively referred to as the "Offered Shares".

         The Company hereby confirms its agreement with respect to any sale of the Shares to the several Underwriters, for whom you are acting as Representative (the "Representative").

         2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to, and agrees with, each Underwriter that:

         (a) A registration statement (No. 333-___________), including a prospectus, relating to the Shares has been filed with the Securities and Exchange Commission (the "Commission") and has become effective. Such registration statement, as amended at the time of any Terms Agreement, is hereinafter referred to as the "Registration Statement", and the prospectus included in such Registration Statement, as supplemented as contemplated by
    Section 4 below to reflect the terms of the Offered Shares and the terms of offering thereof, as first filed with the Commission pursuant to and in accordance with Rule 424(b) ("Rule 424(b)") of the Rules and Regulations of the Commission (the "Rules and Regulations") under the Securities Act of 1933, as amended (the "Act"), including all material incorporated by reference therein, is hereinafter referred to as the "Prospectus". No stop order suspending the effectiveness of the Registration Statement or of any part thereof or any suspension of the qualification of the Shares for offering or sale in any jurisdiction have been issued and no proceedings for those purposes have been instituted or, to the knowledge of the Company, are being contemplated by the Commission or any state securities commissioner.

         (b) On its effective date, the Registration Statement conformed in all material respects to the requirements of the Act and the Rules and Regulations and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the date of each Terms Agreement and Closing Date referred to in Section 3 below, the Registration Statement and the Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations, and neither of such documents will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, except that the foregoing representations do not apply to statements in or omissions from any of such documents based upon written information furnished to the Company by any Underwriter specifically for use therein.

         (c) Each document filed by the Company pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which is incorporated by reference in the Prospectus complied when so filed in all material respects with the Exchange Act and the rules and regulations thereunder, and each document, if any, hereafter filed and so incorporated by reference in the Prospectus (other than documents incorporated by reference therein relating solely to securities other than the Offered Shares) will comply when so filed in all material respects with the Exchange Act and the rules and regulations thereunder.

         (d) This Agreement has been and each Terms Agreement will be duly authorized, executed and delivered by the Company, and each constitutes a valid, legal and binding obligation of the Company, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. The execution, delivery and performance of this Agreement and each Terms Agreement and the consummation of the transactions herein and therein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any agreement or instrument to which the Company is a party or by which it is bound or to which any of its property is subject, the Company's charter or by-laws, or any order, rule, regulation or decree of any court or governmental agency or body having jurisdiction over the Company or any of its properties; no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the execution, delivery and performance of this Agreement or any Terms Agreement or for the consummation of the transactions contemplated hereby or thereby, including the issuance or sale of the Shares by the Company, except such as may be required under the Act or state securities or blue sky laws; and the Company has full power and authority to enter into this Agreement and each Terms Agreement and to authorize, issue and sell the Shares as contemplated by this Agreement and each Terms Agreement.

         (e) The Company has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Shares other than the Prospectus or other materials permitted by the Act to be distributed by the Company.

         (f) Other than as contemplated by this Agreement or a Terms Agreement, the Company has not incurred any liability for any finder's or broker's fee or agent's commission in connection with the execution and delivery of this Agreement or such Terms Agreement or the consummation of the transactions contemplated hereby or thereby.

         (g) Neither the Company nor any of its affiliates is presently doing business with the government of Cuba or with any person or affiliate located in Cuba.

         3.   PURCHASE AND OFFERING OF OFFERED SHARES.

         (a) The obligation of the Company to issue and sell any Firm Shares, the several obligations of the Underwriters to purchase the Firm Shares, and, if applicable, the Company's granting to the several

Underwriters of an option to purchase any Option Shares, will be set forth in a Terms Agreement in the form of Annex I attached hereto (the "Terms Agreement") which shall be in the form of an executed writing, and may be evidenced by an exchange of telegraphic or any other rapid transmission device designed to produce a written record of communications transmitted at the time the Company determines to sell the Firm Shares. The Terms Agreement will incorporate by reference the provisions of this Agreement and will specify the following: the firm or firms which will be Underwriters; the amount of Firm Shares to be purchased by each Underwriter; the aggregate amount of the Firm Shares, and, if applicable, the Option Shares; the terms of any option granted by the Company to the Underwriters to purchase Option Shares; the initial public offering price of the Offered Shares; the purchase price to be paid by the Underwriters; the type of funds for payment of the purchase price of the Offered Shares; the time, date and place of delivery and payment for the Offered Shares; the terms of the black-out period, if any, during which the Company shall not sell securities of the Company; and any other details of the terms of offering that should be reflected in the prospectus supplement relating to the offering of the Offered Shares.

         (b) Unless otherwise specified in the Terms Agreement pursuant to Rule 15c6-1(a) under the Exchange Act, the Firm Shares will be delivered by the Company to the Representative for the accounts of the several Underwriters against payment of the purchase price therefor by certified or official bank check or other next day funds payable to the order of the Company, as appropriate, at the offices of Piper Jaffray Inc., Piper Jaffray Tower, 222 South Ninth Street, Minneapolis, Minnesota, or such other location as may be mutually acceptable, at 9:00 a.m. Central time on the third (or if the Offered Shares are priced, as contemplated by Rule 15c6-1(c) under the Exchange Act, after 4:30 p.m. Eastern time, the fourth) full business day following the date of the Terms Agreement, such time and date of delivery being referred to herein and in the Terms Agreement as the "Firm Closing Date."

         (c) The time and date of delivery and payment of the Option Shares, if any, will be the time and date specified by the Representative in the notice of exercise of the option, but which shall not be earlier than the Firm Closing Date nor earlier than the second business day after which the option shall have been exercised, such time and date of delivery being referred to herein and in the Terms Agreement as the "Option Closing Date"). As used herein and in the Terms Agreement, the term "Closing Date" means, with respect to the Firm Shares, the Firm Closing Date and, with respect to the Option Shares, the Option Closing Date. Unless otherwise specified in the Terms Agreement, the Option Shares will be delivered by the Company to the Representative for the accounts of the several Underwriters against payment of the purchase price therefor by certified or official bank check or other next day funds payable to the order of the Company at the offices of Piper Jaffray Inc., Piper Jaffray Tower,
    222 South Ninth Street, Minneapolis, Minnesota, or such other location as may be mutually acceptable at 9:00 a.m., Central time, on the Option Closing Date.

         (d) If the Representatives so elect, delivery of the Offered Shares may be made by credit through full fast transfer to the accounts at The Depository Trust Company designated by the Representatives. Certificates representing the Offered Shares, in definitive form and in such denominations and registered in such names as the Representative may request upon at least two business days' prior notice to the Company will be made available for checking and packaging not later than 10:30 a.m., Central time, on the business day next preceding the Closing Date at the offices of Piper Jaffray Inc., Piper Jaffray Tower, 222 South Ninth Street, Minneapolis, Minnesota, or such other location as may be mutually acceptable.

         (e) It is understood that the Representative, individually and not as Representative of the several Underwriters, may (but shall not be obligated to) make payment to the Company on behalf of any Underwriter for the Offered Shares to be purchased by such Underwriter. Any such payment by the Representative shall not relieve any such Underwriter of any of its obligations hereunder. Nothing herein contained shall constitute any of the Underwriters an unincorporated association or partner with the Company.

         4. CERTAIN AGREEMENTS OF THE COMPANY. The Company agrees with the several Underwriters that it will furnish to Faegre & Benson LLP, counsel for the Underwriters, one signed copy of the registration statement relating to the Shares, including all exhibits, in the form it became effective and of all amendments thereto and that, in connection with each offering of Offered Shares:

         (a) The Company will file the Prospectus with the Commission pursuant to and in accordance with Rule 424(b).

         (b) During the time when a prospectus relating to the Offered Shares is required to be delivered under the Act, (i) the Company will advise the Representative promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and will afford the Representative a reasonable opportunity to comment on any such proposed amendment or supplement, and (ii) the Company will also advise the Representative promptly of the filing of any such amendment or supplement and of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any part thereof or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such stop order or suspension, and will use its best efforts to prevent the issuance of any such stop order or suspension and to obtain as soon as possible its lifting, if issued.

         (c) If, at any time when a prospectus relating to the Offered Shares is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company promptly will prepare and file with the Commission a supplement or amendment which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representative's consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5.

         (d) To make generally available to its security holders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the Rules and Regulations (including, at the option of the Company, Rule 158 under the Act).

         (e) The Company will furnish to the Representative copies of the Registration Statement, including all exhibits, any related preliminary prospectus, any related preliminary prospectus supplement and the Prospectus and, during the time when a prospectus relating to the Offered Shares is required to be delivered under the Act, all amendments and supplements to such documents (other than those solely relating to securities other than the Offered Shares), in each case as soon as available and in such quantities as are reasonably requested.

         (f) The Company will arrange for the qualification of the Offered Shares for sale under the laws of such jurisdictions as the Representative reasonably designates and will continue such qualifications in effect so long as required for the distribution; provided, however, that in no event shall the Company be required to qualify as a foreign corporation or as a dealer in securities or to take any action that would subject it to general or unlimited service of process in any such jurisdiction.

         (g) The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay or cause to be paid (i) all expenses (including transfer taxes allocated to the respective transferees) incurred in connection with the delivery to the Underwriters of the Offered Shares, (ii) all expenses and fees (including, without limitation, fees and expenses of the Company's accountants and counsel but, except as otherwise provided below, not including fees of the Underwriters' counsel) in connection with the preparation, printing, filing, delivery,
and shipping of the Registration Statement (including the financial statements therein and all amendments, schedules, and exhibits thereto), the Offered Shares, each preliminary prospectus, the Prospectus, and any amendment thereof or supplement thereto, and the printing, delivery, and shipping of this Agreement and other underwriting documents, including Blue Sky Memoranda, (iii) all filing fees and fees and disbursements of the Underwriters' counsel incurred in connection with the qualification of the Offered Shares for offering and sale by the Underwriters or by dealers under the securities or blue sky laws of the states and other jurisdictions which the Representative shall designate in accordance with Section 4(f) hereof, (iv) the fees and expenses of any transfer agent or registrar, (v) the filing fees incident to any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Offered Shares, (vi) listing fees, if any, and (vii) all other costs and expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for herein. If the sale of the Offered Shares provided for in any Terms Agreement is not consummated by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or because any other condition of the Underwriters' obligations hereunder required to be fulfilled by the Company is not fulfilled, the Company will reimburse the several Underwriters for all out-of-pocket disbursements (including fees and disbursements of counsel) incurred by the Underwriters in connection with their investigation, preparing to market and marketing of such Offered Shares or in contemplation of performing their obligations hereunder and under such Terms Agreement. The Company shall not in any event be liable to any of the Underwriters for loss of anticipated profits from the transactions covered by this Agreement.
    .
         (h) If and to the extent provided in the Terms Agreement, the Company, for the period therein provided, will not, directly or indirectly, sell, contract to sell or otherwise dispose of certain of its securities as specified in such Terms Agreement.

         5. CONDITIONS OF THE OBLIGATIONS OF THE UNDERWRITERS. The obligations of the several Underwriters to purchase and pay for the Firm Shares on the Firm Closing Date and the Option Shares on the Option Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company herein (as of each such respective Closing Date), to the accuracy of the written statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

         (a) The Representative shall have received a letter, dated the Closing Date, of Coopers & Lybrand L.L.P., confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information in the Registration Statement and Prospectus. All financial statements and schedules included in material incorporated by reference into the Prospectus shall be deemed included in the Prospectus for purposes of this subsection.

         (b) The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 4(a) of this Agreement. No stop order suspending the effectiveness of the Registration Statement or of any part thereof or any suspension of the qualification of the Shares for offering or sale in any jurisdiction shall have been issued and no proceedings for those purposes shall have been instituted or, to the knowledge of the Company or any Underwriter, shall be contemplated by the Commission or any state securities commissioner.

         (c) No Underwriter shall have advised the Company that the Registration Statement or the Prospectus, or any amendment thereof or supplement thereto, contains an untrue statement of fact which, in the Representative's opinion, is material, or omits to state a fact which, in the Representative's opinion, is material and is required to be stated therein or necessary to make the statements therein not misleading.

         (d) Except as contemplated in the Prospectus, neither the Company nor any of its subsidiaries shall have incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and there shall not have been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants), or any material change in the short-term or long-term debt of the Company, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock of the Company or any of its subsidiaries, or any material adverse change or any development involving a prospective material adverse change (whether or not arising in the ordinary course of business), in the general affairs, condition (financial or otherwise), business, key personnel, property, prospects, net worth or results of operations of the Company and its subsidiaries, taken as a whole, that, in the Representative's judgment, makes it impractical or inadvisable to offer or deliver the Offered Shares on the terms and in the manner contemplated in the Prospectus.

         (e) The Representative shall have received an opinion, dated the Closing Date, of __________________, counsel for the Company, to the effect that:

              (i) Each of the Company and its subsidiaries has been duly incorporated and is an existing corporation in good standing under the laws of its jurisdiction of incorporation, is duly qualified to do business as a foreign corporation and in good standing in all jurisdictions in which its ownership of property or the conduct of its business requires such qualification (except where the failure to so qualify would not have a material adverse effect upon the Company and its subsidiaries, taken as a whole), and has all power and authority necessary to own its respective properties and conduct the business in which it is engaged as described in the Prospectus;

              (ii) The Offered Shares conform in all material respects to the description thereof contained in the Prospectus;

              (iii) The Offered Shares have been duly authorized and validly issued and, when countersigned by the transfer agent therefor and sold to the Underwriters against payment therefor pursuant to this Agreement and the Terms Agreement, will have been validly issued and will be fully paid and non-assessable, and the holders thereof will not be subject to personal liability by reason of being such holders; except as otherwise stated in the Registration Statement and Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any Offered Shares pursuant to the Company's charter, by-laws or any agreement or other instrument known to such counsel to which the Company is a party or by which the Company is bound; to the best of such counsel's knowledge, neither the filing of the Registration Statement nor the offering or sale of the Offered Shares as contemplated by this Agreement and the Terms Agreement gives rise to any rights for or relating to the registration of any shares of Common Stock or other securities of the Company;

              (iv) No consent, approval, authorization or order of, or filing with, any state or Federal governmental agency or body or any state or Federal court having jurisdiction over the Company or any of its material properties is required to be obtained or made by the Company for the consummation of the transactions contemplated by the Terms Agreement (including the provisions of this Agreement), except such as have been obtained and made under the Act and such as may be required under state securities or Blue Sky laws (as to which such counsel need express no opinion);

              (v) To the best of such counsel's knowledge, neither the Company nor any of its subsidiaries is in violation of its respective charter or by-laws; to the best of such counsel's knowledge, neither the Company nor any of its subsidiaries is in breach of or otherwise in default in the performance of any material obligation, agreement or condition contained in any bond, debenture, note, indenture, loan agreement or any other material contract, lease or other instrument to which it is subject or by which any of them may be bound, or to which any of the material property or assets of the Company or any of its subsidiaries is subject;

              (vi) The execution, delivery and performance of the Terms Agreement (including the provisions of this Agreement) and the issuance and sale of the Offered Shares will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, the charter or by-laws of the Company or any statute, rule, regulation or order applicable to the Company or any of its subsidiaries of which such counsel is aware of any federal or state governmental agency or body or court having jurisdiction over the Company or any of its material properties (other than those that may be required under the Act and under applicable state securities or Blue Sky laws as to which such counsel need express no opinion) and the Company has full corporate power and authority to authorize, issue and sell the Offered Shares as contemplated by the Terms Agreement (including the provisions of this Agreement);

              (vii) The registration statement relating to the Shares, as of its effective date, the Registration Statement and the Prospectus, as of the date of the Terms Agreement, and any amendment or supplement thereto, as of its date, comply as to form in all material respects with the requirements of the Act and the Rules and Regulations thereunder; on the basis of conferences with officers of the Company, examination of documents referred to in the Registration Statement and Prospectus and such other procedures as such counsel deemed appropriate, nothing has come to such counsel's attention which causes it to believe that the Registration Statement, as of its effective date, the Registration Statement or the Prospectus, as of the date of the Terms Agreement, or any such amendment or supplement, as of its date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading; it being understood that such counsel need express no opinion as to the financial statements and schedules or other financial or statistical data contained in any of the above-mentioned documents;

              (viii) The documents incorporated by reference in the Prospectus (other than the financial statements and related schedules and other financial and statistical data contained therein, as to which such counsel need express no opinion), when they were filed with the Commission complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder; and nothing has come to such counsel's attention which causes it to believe that any of such documents, when such documents were so filed, contained an untrue statement of a material fact and omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading;

              (ix) The Terms Agreement (including the provisions of this Agreement) has been duly authorized, executed and delivered by the Company;

              (x) The statements contained in the Company's Annual Reports on Form 10-K under the heading "Item 3. Legal Proceedings", and the statements contained in the Company's Quarterly Reports on Form 10-Q under the heading "Item 1. Legal Proceedings", in each case, which are incorporated or deemed to be incorporated by reference in the Prospectus, insofar as such statements constitute a summary of the legal documents, matters or proceedings referred to therein, fairly present the information called for with respect to such legal documents, matters and proceedings; and

              (xi) Such other matters as the Representative may reasonably request.

              In rendering such opinion such counsel may rely (i) as to matters of law other than Minnesota and federal law, upon the opinion or opinions of local counsel provided that the extent of such reliance is specified in such opinion and that such counsel shall state that such opinion or opinions of local counsel are satisfactory to them and that they believe they and the Representative are justified in relying thereon and (ii) as to matters of fact, to the extent such counsel deems reasonable upon certificates of officers of the Company and its subsidiaries provided that the extent of such reliance is specified in such opinion.

         (f) The Representative shall have received from Faegre & Benson LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Company, the validity of the Offered Shares, the Registration Statement, the Prospectus and other related matters as it may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

         (g) The Representatives shall have received a certificate, dated the Closing Date and addressed to the Representative, signed by the chief executive officer and by the chief financial officer of the Company, to the effect that:

              (i) The representations and warranties of the Company in this Agreement are true and correct, in all material respects, as if made at and as of such Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date;

              (ii) No stop order or other order suspending the effectiveness of the Registration Statement or any amendment thereof or the qualification of the Offered Shares for offering or sale has been issued, and no proceeding for that purpose has been instituted or, to the best of their knowledge, is contemplated by the Commission or any state or regulatory body; and

              (iii) The signers of said certificate have carefully examined the Registration Statement and the Prospectus, and any amendments thereof or supplements thereto, and (A) such documents contain all statements and information required to be included therein, the Registration Statement, or any amendment thereof, does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as amended or supplemented, does not include any untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (B) since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amended or supplemented prospectus which has not been so set forth,
         (C) subsequent to the respective dates as of which information is given in the Prospectus, neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, not in the ordinary course of business, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock, and except as disclosed in the Prospectus, there has not been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants), or any material change in the short-term or long-term debt, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock, of the Company, or any of its subsidiaries, or any material adverse change or any development involving a prospective material adverse change (whether or not arising in the ordinary course of business), in the general affairs, condition (financial or otherwise), business, key personnel, property, prospects, net worth or results of operations of the Company and its subsidiaries, taken as a whole, and (D) except as stated in the Registration Statement and the Prospectus, there is not pending, or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding to which the Company or any of its subsidiaries is a party before or by any court or governmental agency, authority or body, or any arbitrator, which might result in any material adverse change in the condition (financial or otherwise), business, prospects or results of operations of the Company and its subsidiaries, taken as a whole.

         The Company shall have furnished to the Representative and counsel for the Underwriters such additional documents, certificates and evidence as the Representative or they may have reasonably requested.

         All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to the Representative and counsel for the Underwriters. The Company will furnish the Representative with such conformed copies of such opinions, certificates, letters and other documents as the Representative shall reasonably request.

         6.   INDEMNIFICATION AND CONTRIBUTION.

         (a) The Company agrees to indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement (including any term sheet within the meaning of Rule 434 of the Rules and Regulations), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use in the preparation thereof.

         In addition to their other obligations under this Section 6(a), the Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 6(a), they will reimburse each Underwriter on a monthly basis for all reasonable legal fees or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's obligation to reimburse the Underwriters for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Underwriter that received such payment shall promptly return it to the party or parties that made such payment, together with interest, compounded daily, determined on the basis of the prime rate (or other commercial lending rate for borrowers of the highest credit standing) announced from time to time by ____________________ (the "Prime Rate"). Any such interim reimbursement payments which are not made to an Underwriter within 30 days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request. This indemnity agreement shall be in addition to any liabilities which the Company may otherwise have.

         (b) Each Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement (including any term sheet within the meaning of Rule 434 of the Rules and Regulations), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative specifically for use in the preparation thereof, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.

         (c)  Promptly after receipt by an indemnified party under subsection
    (a) or (b) above of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability that it may have to any indemnified party. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party's election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if, in the sole judgment of the Representative, it is advisable for the Underwriters to be represented as a group by separate counsel, the Representative shall have the right to employ a single counsel to represent the Representative and all Underwriters who may be subject to liability arising from any claim in respect of which indemnity may be sought by the Underwriters under subsection (a) of this Section 6, in which event the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party and reimbursed to the Underwriters as incurred (in accordance with the provisions of the second paragraph in subsection (a) above). An indemnifying party shall not be obligated under any settlement agreement relating to any action under this Section 6 to which it has not agreed in writing.

         (d) If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Offered Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this subsection (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of

Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

         (e) The obligations of the Company under this Section 6 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 6 shall be in addition to any liability that the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company (including any person who, with his consent, is named in the Registration Statement as about to become a director of the Company), to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

         7. SURVIVAL OF CERTAIN REPRESENTATIONS AND OBLIGATIONS. All representations, warranties, and agreements of the Company herein or in certificates delivered pursuant hereto, and the agreements of the several Underwriters and the Company contained in Section 6 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof, or the Company or any of its officers, directors, or controlling persons, and shall survive delivery of, and payment for, the Offered Shares to and by the Underwriters hereunder.

         8.   SUBSTITUTION OF UNDERWRITERS.

         (a) If any Underwriter or Underwriters shall fail to take up and pay for the amount of Firm Shares agreed by such Underwriter or Underwriters to be purchased under any Terms Agreement, upon tender of such Firm Shares in accordance with the terms hereof, and the amount of Firm Shares not purchased does not aggregate more than 10% of the total amount of Firm Shares set forth in Schedule II to such Terms Agreement, the remaining Underwriters shall be obligated to take up and pay for (in proportion to their respective underwriting obligations hereunder and thereunder as set forth in Schedule II to the Terms Agreement except as may otherwise be determined by the Representative) the Firm Shares that the withdrawing or defaulting Underwriters agreed but failed to purchase.

         (b) If any Underwriter or Underwriters shall fail to take up and pay for the amount of Firm Shares agreed by such Underwriter or Underwriters to be purchased under any Terms Agreement, upon tender of such Firm Shares in accordance with the terms hereof, and the amount of Firm Shares not purchased aggregates more than 10% of the total amount of Firm Shares set forth in Schedule II to such Terms Agreement, and arrangements satisfactory to the Representative for the purchase of such Firm Shares by other persons are not made within 36 hours thereafter, such Terms Agreement shall terminate. In the event of any such termination the Company shall not be under any liability to any Underwriter (except to the extent provided in Section 4(g) and Section 6 hereof) nor shall any Underwriter (other than an Underwriter who shall have failed, otherwise than for some reason permitted under this Agreement, to purchase the amount of Firm Shares agreed by such Underwriter to be purchased hereunder) be under any liability to the Company (except to the extent provided in Section 6 hereof).

         (c) If Firm Shares to which a default relates are to be purchased by the non-defaulting Underwriters or by any other party or parties, the Representatives or the Company shall have the right to postpone the First Closing Date for not more than seven business days in order that the necessary changes in the Registration Statement, Prospectus and any other documents, as well as any other arrangements, may be effected. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section.

         9.   EFFECTIVE DATE OF TERMS AGREEMENT AND TERMINATION.

         (a) Each Terms Agreement shall become effective at such time as the Representative in its discretion shall first release the Offered Shares which are the subject of such Terms Agreement for sale to the public. For the purpose of this Section, the Offered Shares shall be deemed to have been released for sale to the public upon release by the Representative of the publication of a newspaper advertisement relating thereto or upon release by the Representative of telexes offering the Offered Shares for sale to securities dealers, whichever shall first occur. By giving notice as hereinafter specified before the time a Terms Agreement becomes effective, the Representative or the Company may prevent such Terms Agreement from becoming effective without liability of any party to any other party, except that this Agreement shall at all times be effective.

         (b) The Representative shall have the right to terminate the Terms Agreement by giving notice as hereinafter specified at any time at or prior to the Firm Closing Date, and the option referred to in Section 3(c), if exercised, may be cancelled at any time prior to the Option Closing Date, if (i) the Company shall have failed, refused or been unable, at or prior to such Closing Date, to perform any agreement on its part to be performed hereunder, (ii) any other condition of the Underwriters' obligations hereunder is not fulfilled, (iii) trading on the New York Stock Exchange or the American Stock Exchange shall have been wholly suspended, (iv) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the New York Stock Exchange or the American Stock Exchange, by such Exchange or by order of the Commission or any other governmental authority having jurisdiction,
    (v) a banking moratorium shall have been declared by Federal, New York or Minnesota authorities, or (vi) there has occurred any material adverse change in the financial markets in the United States or an outbreak of major hostilities (or an escalation thereof) in which the United States is involved, a declaration of war by Congress, any other substantial national or international calamity or any other event or occurrence of a similar character shall have occurred since the execution of such Terms Agreement that, in the Representative's judgment, makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Offered Shares. Any such termination shall be without liability of any party to any other party except that the provisions of this Agreement shall at all times be effective.

         (c) If the Representative elects to prevent this Agreement from becoming effective or to terminate this Agreement as provided in this Section, the Company shall be notified promptly by you by telephone or telegram, confirmed by letter. If the Company elects to prevent this Agreement from becoming effective, the Representative shall be notified by the Company by telephone or telegram, confirmed by letter.

         10. INFORMATION FURNISHED BY UNDERWRITERS. The statements set forth in the last paragraph of the cover page and under the caption "Plan of Distribution" in any Preliminary Prospectus and in the Prospectus constitute the written information furnished by or on behalf of the Underwriters referred to in
Section 2 and Section 6 hereof.

         11. NOTICES. Except as otherwise provided herein, all communications hereunder shall be in writing or by telegraph and, if to the Underwriters, shall be mailed, telegraphed or delivered to the Representative at Piper Jaffray Inc., Piper Jaffray Tower, 222 South Ninth Street, Minneapolis, Minnesota 55402, except that notices given to an Underwriter pursuant to Section 6 hereof shall be sent to such Underwriter at the address stated in the Underwriters' Questionnaire furnished by such Underwriter in connection with this offering; if to the Company, shall be mailed, telegraphed or delivered to it at _____________ Attention: ___________; or in each case to such other address as the person to be notified may have requested in writing. All notices given by telegram shall be promptly confirmed by letter. Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

         12.  PERSONS ENTITLED TO BENEFIT OF AGREEMENT AND TERMS AGREEMENT.
This Agreement and the Terms Agreements shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 6. Nothing in this Agreement or any Terms Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any Terms Agreement or any provision herein or therein contained. The term "successors and assigns" as herein used shall not include any purchaser, as such purchaser, of any of the Offered Shares from any of the several Underwriters.

         13. TIME OF ESSENCE. Time shall be of the essence of each Terms Agreement. As used herein the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

         14. COUNTERPARTS. This Agreement and each Terms Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

         15. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota.

                               [Signature page follows]

         If the foregoing is in accordance with your understanding, please sign and return three counterparts hereof.

                             Very truly yours,

                             REGIS CORPORATION



                             By
                                -------------------------------------
                             Name:
                                    ---------------------------------
                             Title:
                                     ----------------------------------

Confirmed as of the date first
above mentioned, on behalf of
themselves and the other several
Underwriters.

PIPER JAFFRAY INC.


By
  ------------------------------
    Managing Director

                                       ANNEX I

                             [Optional terms in brackets]

                                  REGIS CORPORATION

                                   TERMS AGREEMENT

                               _________________, 19__


Piper Jaffray Inc.
  As Representative of the several
    Underwriters named
    in Schedule I hereto
c/o Piper Jaffray Inc.
Piper Jaffray Tower
222 South Ninth Street
Minneapolis, MN 55402

Gentlemen:

         Regis Corporation, a Minnesota corporation (the "Company"), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated ______________________, 19__ (the "Underwriting Agreement"), between the Company on the one hand and you, as Representative of the Underwriters named in Schedule I hereto (the "Underwriters"), on the other hand, to issue and sell to the Underwriters the shares of Common Stock specified in
Schedule II hereto (the "Offered Shares"). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement, except that, if this Terms Agreement and the Underwriting Agreement are dated different dates, each representation and warranty with respect to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation and warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined) and also a representation and warranty as of the date of this Terms Agreement in relation to the Prospectus as amended or supplemented relating to the Shares which are the subject of the Terms Agreement. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

         Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at a purchase price to the Underwriters set forth in Schedule II hereto, the amount of Firm Shares set forth opposite the name of such Underwriter in
Schedule I hereto.

         [Subject to the terms and conditions set forth in this Terms
Agreement, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase in the aggregate up to the number of Option Shares set forth on Schedule II at the same purchase price as shall be applicable to the Firm Shares. The option hereby granted will expire _____ days after the date hereof and may be exercised, in whole or in part at one time, only for the purpose of covering over-allotments that may be made in connection with the offering and distribution of the Firm Shares. Such option may be exercised upon written notice by the Representative to the Company setting forth the number of Option Shares as to which the several Underwriters are exercising the option and the Option Closing Date. If the option is exercised as to all or any portion of the Option Shares, the Option Shares as to which the option is exercised shall be purchased by each Underwriter, severally and not jointly, in the proportion that the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I bears to the total number of Firm Shares, subject to such adjustments as the Representative, in your discretion, shall make to eliminate any sales or purchases of fractional Offered Shares. No Option Shares shall be sold or delivered unless the Firm Shares previously have been, or simultaneously are, sold and delivered. The right to purchase the Option Shares or any portion thereof may be surrendered and terminated at any time before the exercise thereof upon written notice by the Representative to the Company.]

         If the foregoing is in accordance with your understanding, please sign and return to us three counterparts hereof, and upon acceptance hereof by the Representative, on behalf of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be supplied to the Company upon request.

                             Very truly yours,

                             REGIS CORPORATION



                             By
                                -------------------------------------
                             Name:
                                    ---------------------------------
                             Title:
                                     ----------------------------------
Confirmed as of the date first
above mentioned, on behalf of
themselves and the other several
Underwriters.

PIPER JAFFRAY INC.


By
   ----------------------------
    Managing Director

                                      SCHEDULE I

                                  Amount of Designated
                                  Firm Shares
         Underwriter              to be Purchased
         -----------              ---------------




Total..........

                                     SCHEDULE II


Aggregate amount of Firm Shares:


Aggregate amount of Option Shares:


Price to Public:                  $

Purchase Price by Underwriters:   $


Specified funds for payment of purchase price:


Firm Closing Date:

    [Time and date], 19


Closing Location:


Black Out Period:

    [None]

    [For a period beginning at the time of execution of this Terms Agreement and ending ____ days thereafter, the Company will not, directly or indirectly, offer, sell, contract to sell or otherwise dispose of shares of Common Stock of the Company or securities representing, convertible into or exchangeable for, or any rights to purchase or acquire, Common Stock of the Company, other than pursuant to its employee or director stock plans, as in effect at the time of execution of this Terms Agreement.]


Other Terms: